UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            October 1, 2012

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Note 7 of the Notes to Consolidated Financial Statements (Unaudited) in the Company’s Quarterly Report on Form 10-Q filed September 13, 2012 which, among other things, reported an agreement in principle with the bank lender to amend the Revolving Credit and Security Agreement between the Company’s Media Services companies and the lender (the “Media Services Credit Facility”).  The lender and the borrowers have entered into the First Amendment dated October 1, 2012 (the “First Amendment”) to the Media Services Credit Facility implementing that agreement in principle.

The First Amendment has extended the term of the Media Services Credit Facility by one year and it now expires on May 12, 2014 and, in accordance with the borrowers’ request, the First Amendment has reduced the Facility’s borrowing limit from the original $20,000,000 to $15,000,000.  Among the borrowers’ covenants in the Media Services Credit Facility is one requiring the borrowers to maintain a minimum fixed charge coverage ratio (as defined).  The First Amendment has amended the definition of the ratio, and the Company believes that the required minimum ratio, as amended, is more readily achievable than the original ratio.  However, the Company can offer no assurance that the amended minimum Fixed Charge Coverage Ratio covenant will always be met or that relief will be granted by the lender should it not be met.

The foregoing description of the First Amendment is qualified by reference to the complete First Amendment, a copy of which is included as Exhibit 10.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1
First Amendment dated October 1, 2012 to the Revolving Credit and Security Agreement dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as Agent and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP CORPORATION
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

Date:  October 2, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment dated October 1, 2012 to the Revolving Credit and Security Agreement dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as Agent and Lender.

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